Exhibit 99.1

AT VITAL IMAGES:	AT PADILLA SPEER BEARDSLEY:
Peter J. Goepfrich	Nancy A. Johnson, (612) 455-1745
Chief Financial Officer	Marian Briggs, (612) 455-1742
(952) 487-9500	njohnson@psbpr.com/mbriggs@psbpr.com
www.vitalimages.com

FOR IMMEDIATE RELEASE

VITAL IMAGES ANNOUNCES FIRST QUARTER RESULTS

Maintains Strong Cash Position of $145 Million

Minneapolis, May 6, 2009 — Vital Images, Inc. (NASDAQ: VTAL), a leading provider of advanced visualization and analysis solutions, today reported revenue for the first quarter ended March 31, 2009 of $14.8 million, compared to $17.3 million for the first quarter of 2008. Net loss for the 2009 first quarter was $(251,000), or $(0.02) per diluted share, compared to a net loss of $(594,000), or $(0.03) per diluted share, for the 2008 first quarter.

The company also reported adjusted EBITDA (a non-GAAP measure) for the first quarter of 2009 of $1.5 million, compared to $147,000 for the first quarter of 2008.

Michael H. Carrel, Vital Images president and chief executive officer, said, “The economic downturn has had a significant impact on our customers, causing delays in hospital capital equipment purchases that continue to affect our revenue. However, our profitability improved significantly, and we remain the market leader in advanced visualization. Our pipeline continues to grow, and we are confident that our enterprise strategy of providing anywhere, anytime access to our industry-leading clinical applications is the best way to serve patients, physicians and hospitals.”

“Vital is financially strong, with $1.5 million in both cash from operations and adjusted EBITDA this quarter, and $145 million in cash and investments. In 2009, we are focused on profitability while making strategic investments in building the best products, improving market share and maintaining service excellence. Vital is well-positioned to emerge from this recession an even stronger industry leader. In another demonstration of our confidence in our future prospects, we recently announced a new share repurchase program,” said Carrel.

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Financial Summary

	For the Three Months Ended
	March 31,
	2009		2008
Revenue:
License fees	$5,994		$9,358
Maintenance and services	8,561		7,534
Hardware	233		425
Total revenue	$14,788		$17,317

Revenue by channel and as a percent of total revenue:
Direct and other distributors	$6,555	44%	$8,535	49%
Toshiba	8,233	56	8,782	51
Total revenue	$14,788	100%	$17,317	100%

Revenue by geography:
United States	$9,684		$13,224
Europe	2,663		2,039
Asia and Pacific	1,348		1,025
Other foreign	1,093		1,029
Total revenue	$14,788		$17,317
Export revenue as a percent of total revenue:	35%		24%

•                  Cash and investments as of March 31, 2009 were $144.9 million, compared to $147.0 million as of December 31, 2008. During the 2009 first quarter, the company repurchased 295,000 shares of its common stock for $3.2 million under its share repurchase programs. In March, the company’s board of directors approved a new share repurchase program authorizing up to an additional one million shares to be repurchased pursuant to a 10b5 plan at predetermined prices and amounts. As of March 31, 2009, 855,000 shares remained to be purchased under the new plan.

•                  Operating Expenses Summary:

•                  During the 2009 first quarter, the company experienced lower compensation costs, compared to the same period in 2008, resulting primarily from its 11 percent workforce reduction in November 2008. Other cost-control measures also contributed to decreased expense across all operating expense categories.

•                  Sales and marketing expense was $6.0 million for the 2009 first quarter, compared to $8.1 million for the same period in 2008. The decrease was due primarily to lower compensation costs and reduced commissions expense associated with a decrease in sales.

•                  Research and development expense was $3.3 million for the 2009 first quarter, compared to $4.3 million for the first quarter of 2008. Lower compensation costs and a reduction in the utilization of consultants contributed to the expense decrease.

•                  General and administrative expense was $3.0 million for the first quarter of 2009, compared to $3.7 million for the 2008 first quarter, due primarily to lower compensation costs and other cost-control measures.

2009 Financial Guidance

The company remains confident in strong adjusted EBITDA profitably in 2009. However, due to the difficult economic environment and associated uncertainty in hospital capital spending, and resulting longer sales cycles, the company will no longer provide 2009 financial guidance. The company continues to be focused on positioning for long-term growth when the market improves.

Conference Call and Webcast

Vital Images will host a live webcast of its first quarter earnings conference call, Thursday, May 7, 2009 at 10:30 a.m. CT. To access this webcast, go to the investors’ portion of the company’s Web site, www.vitalimages.com, and click on the webcast icon. The webcast replay will be available beginning at 2:00 p.m. CT on the same day. If you wish to listen to an audio replay of the conference call, dial (888) 203-1112 and enter conference call ID #9420218. The audio replay will be available beginning at 2:00 p.m. CT on Thursday, May 7, 2009 through 5:00 p.m. CT on Thursday, May 21, 2009.

About Vital Images

Vital Images, Inc., headquartered in Minneapolis, is a leading provider of advanced visualization and analysis software solutions. The company’s technology gives radiologists, cardiologists, oncologists and other medical specialists time-saving productivity and communications tools that can be accessed throughout the enterprise and via the Web for easy use in the day-to-day practice of medicine. Vital Images also has offices in Beijing, China, and Den Haag, the Netherlands. For more information, visit www.vitalimages.com.

Non-GAAP Information

Vital Images provides certain non-GAAP information to supplement GAAP information. Adjusted EBITDA (non-GAAP) is defined as earnings before interest, taxes, depreciation, amortization, impairment of patent, equity-based compensation and reduction in workforce charges. Adjusted EBITDA (non-GAAP) excludes certain items that are non-cash in nature and/or items that are affected by market forces that are difficult to predict and may not be within the control of management. Accordingly, management excludes these items from its internal operating forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to the company’s board of directors, determining a portion of bonus compensation for executive officers and certain other key employees, and evaluating short-term and long-term operating trends in the company’s core operations. Management believes that this presentation facilitates the comparison of the company’s current operating results to historical operating results.

Non-GAAP information is not prepared in accordance with GAAP and should not be considered a substitute for or an alternative to GAAP and may not be computed the same as similarly titled measures used by other companies. Management expects to continue to incur expenses similar to the non-GAAP adjustments described above, and the exclusion of these items from its non-GAAP net income should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

The following is a reconciliation from GAAP earnings to adjusted EBITDA:

	For the Three Months Ended
	March 31,
	2009	2008

Adjusted EBITDA (in thousands):
Operating loss	$(953)	$(2,590)
Equity-based compensation	992	1,232
Depreciation and amortization of property and equipment	1,285	1,244
Amortization of identified intangibles	156	261
Adjusted EBITDA	$1,480	$147

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to enjoy the protection of the safe harbor for forward-looking statements provided by that Act. These statements involve risks and uncertainties which could cause results to differ materially from those projected, including but not limited to dependence on market growth, challenges associated with international expansion, the ability to predict product, customer and geographic sales mix, fluctuations in interest rates, regulatory approvals, the timely introduction, availability and acceptance of new products, the impact of competitive products and pricing, dependence on major customers, the ability to successfully manage operating costs, fluctuations in quarterly results, approval of products for reimbursement and the level of reimbursement, and other factors detailed from time to time in Vital Images’ SEC reports, including its annual report on Form 10-K for the year ended December 31, 2008. Vital Images encourages you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this release. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the company’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this release. The forward-looking statements made in this release are made only as of the date of this release, and the company undertakes no obligation to update them to reflect subsequent events or circumstances.

Vital Images® and Vitrea® are registered trademarks of Vital Images, Inc. Vital Images disclaims any proprietary interest in the marks and names of others.

Vital Images, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended
	March 31,
	2009	2008

Revenue:
License fees	$5,994	$9,358
Maintenance and services	8,561	7,534
Hardware	233	425
Total revenue	14,788	17,317

Cost of revenue:
License fees	970	1,153
Maintenance and services	2,377	2,572
Hardware	209	195
Total cost of revenue	3,556	3,920

Gross profit	11,232	13,397

Operating expenses:
Sales and marketing	5,955	8,051
Research and development	3,261	4,285
General and administrative	2,969	3,651
Total operating expenses	12,185	15,987

Operating loss	(953)	(2,590)

Interest income	430	1,685
Loss before income taxes	(523)	(905)
Income tax benefit	(272)	(311)
Net loss	$(251)	$(594)

Net loss per share – basic	$(0.02)	$(0.03)
Net loss per share – diluted	$(0.02)	$(0.03)

Weighted average common shares outstanding - basic	14,518	17,075
Weighted average common shares outstanding - diluted	14,518	17,075

Vital Images, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except per share amounts)

(Unaudited)

	March 31,	December 31,
	2009	2008
Assets
Current assets:
Cash and cash equivalents	$98,044	$109,706
Marketable securities	34,941	37,287
Accounts receivable, net	10,437	13,047
Deferred income taxes	654	654
Prepaid expenses and other current assets	1,856	2,179
Total current assets	145,932	162,873
Marketable securities	11,934	—
Property and equipment, net	11,240	11,519
Deferred income taxes	14,252	13,904
Other intangible assets, net	652	808
Goodwill	9,089	9,089
Total assets	$193,099	$198,193

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,024	$3,792
Accrued compensation	2,485	2,936
Accrued royalties	600	1,057
Other current liabilities	1,938	1,947
Deferred revenue	16,630	17,724
Total current liabilities	24,677	27,456
Deferred revenue	1,103	1,164
Deferred rent	780	882
Total liabilities	26,560	29,502

Stockholders’ equity:
Preferred stock: $0.01 par value; 5,000 shares authorized; none issued or outstanding	—	—
Common stock: $0.01 par value; 40,000 shares authorized; 14,440 issued and outstanding as of March 31, 2009; and 14,673 shares issued and outstanding as of December 31, 2008	144	147
Additional paid-in capital	166,926	168,738
Accumulated deficit	(631)	(380)
Accumulated other comprehensive income	100	186
Total stockholders’ equity	166,539	168,691
Total liabilities and stockholders’ equity	$193,099	$198,193

Vital Images, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	For the Three Months Ended
	March 31,
	2009	2008
Cash flows from operating activities:
Net loss	$(251)	$(594)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization of property and equipment	1,285	1,244
Amortization of identified intangibles	156	261
Provision for doubtful accounts	88	135
Deferred income taxes	(300)	(311)
Excess tax benefit from stock transactions	(58)	(66)
Amortization of discount and accretion of premium on marketable securities	90	(299)
Employee stock-based compensation	992	1,232
Amortization of deferred rent	(97)	(93)
Changes in operating assets and liabilities:
Accounts receivable	2,522	(439)
Prepaid expenses and other assets	323	5
Accounts payable	(1,053)	(439)
Accrued expenses and other liabilities	(993)	65
Deferred revenue	(1,155)	388
Net cash provided by operating activities	1,549	1,089

Cash flows from investing activities:
Purchases of property and equipment	(721)	(1,300)
Purchases of marketable securities	(11,902)	(20,609)
Proceeds from maturities of marketable securities	2,090	16,227
Proceeds from sale of marketable securities	—	1,581
Net cash used in investing activities	(10,533)	(4,101)

Cash flows from financing activities:
Repurchases of common stock	(3,249)	—
Proceeds from sale of common stock under stock plans	513	319
Excess tax benefit from stock transactions	58	66
Net cash (used in) provided by financing activities	(2,678)	385

Net decrease in cash and cash equivalents	(11,662)	(2,627)
Cash and cash equivalents, beginning of period	109,706	146,685
Cash and cash equivalents, end of period	$98,044	$144,058

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